Exhibit 10.5.1


          FIRST AMENDMENT TO MANAGEMENT SECURITY PLAN
          OF WINN-DIXIE STORES, INC. AND SUBSIDIARIES


     Notice is hereby given that the Management Security Plan of Winn-Dixie Stores, Inc. and Subsidiaries as amended and restated effective June 30, 1982, is further amended pursuant to the terms thereof to revised Article 9 to read as follows:
                           Article 9
           Termination or Reduction of Participation
9.0 A Participant may terminate participation in the Plan and Plan Agreement at any time by giving the Employer written notice of such termination not less than 30 days prior to the anniversary date of the date of execution of the most recently executed Plan Agreement attached as Annex I.

9.1 Participants who elect to terminate participation in the Plan and Plan Agreement after one (1) full year of participation but before eligibility for Retirement will be entitled to the same benefits as a Participant who ceases to be an Employee as described in Section 3.6. Such Participants will not be entitled to a Death Benefit defined in Section 4.0.

9.2 Participants who cease to own the full number of shares of Common Stock of the Company required to qualify for participation in the Plan or who cease to hold a position qualifying for the limited group of management employees to which the Plan applies shall, effective as of the date of such change, have their Benefits adjusted pursuant to Section 3.6.

     A Participant who continues to qualify at and elects to participate at a reduced Benefit Level may do so. Such participation shall be at the reduced Benefit Level without regard to his or her previous participation. For purposes of determining reduced benefits as described in Section 3.7 as such shall apply to the reduced Benefit Level, Participant's date and age of entry shall be those as of the effective date of reduced Benefit Level.

9.3 The Company and each Employer, subject to approval of the Committee, reserves the right to delay or modify application of Section 9.2 above as to a particular Participant as determined to be in the best interests of the Company and Employer.

          IN WITNESS WHEREOF, the undersigned has executed this amendment for and on behalf of the company on the 23rd day of June, 1992, but effective May 1, 1992.

                           Winn-Dixie Stores, Inc. and Subsidiaries



                                   By:        LARRY H. MAY

                                             (Larry H. May)








05/01/92
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